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                                                                    EXHIBIT 10.6



                    AMENDMENT TO DIRECTORS STOCK OPTION PLAN

         Section 4(a) of the Plan is hereby amended as follows:

         The maximum number of shares of Common Stock which may be issued under the Plan shall be increased by 35,000 shares.

                    Approved by Shareholders on May 29, 1998




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